Exhibit 5.1

September 12, 2023

Atlantic Union Bankshares Corporation

4300 Cox Road

Richmond, Virginia 23060

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary of Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”), and have acted as counsel to the Company in connection with the Company’s Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an aggregate of 14,365,161 shares of the Company’s common stock, par value $1.33 per share (the “Shares”), to be issued in connection with the proposed merger of American National Bankshares Inc., a Virginia corporation (“American National”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023 (as amended from time to time, the “Agreement”), by and between the Company and American National. This opinion letter is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, I have reviewed the Agreement, the Registration Statement (including the proxy statement of American National and the prospectus of the Company comprising a part thereof), the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the resolutions of the Board of Directors of the Company with respect to the transactions contemplated by the Agreement, each as amended as of the date hereof, and such other corporate records, certificates and other documents, and such questions of law, as I have considered necessary for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic, that all copies of such documents submitted to me conform to the originals, and the legal capacity of all individuals executing any of the foregoing documents. As to certain factual matters relevant to this opinion letter, I have relied conclusively upon the representations and warranties made in the Agreement by the parties thereto, upon representations of officers of the Company, and originals or copies, certified or otherwise identified to my satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of the Company and of public officials, as I have deemed appropriate as a basis for the opinion hereinafter set forth.

I have assumed that, prior to the issuance of any of the Shares, (a) the Registration Statement will have become effective under the Securities Act, (b) to the extent required under the laws of Virginia, the shareholders of American National will have approved the Agreement, including the transactions contemplated by the Agreement, and (c) the transactions contemplated by the Agreement will have been consummated in accordance with the Agreement.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Shares, when duly issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

I am a member of the bar of the Commonwealth of Virginia. I do not express any opinion herein as to the applicability of, compliance with, or effect of any laws other than the laws of the Commonwealth of Virginia.

I express no opinion with respect to the federal laws of the United States of America or the securities or “Blue Sky” laws of any state, including the securities laws of the Commonwealth of Virginia.

My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Very truly yours,

/s/ Rachael R. Lape

Rachael R. Lape
Executive Vice President,
General Counsel and Corporate Secretary